UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 23, 2009

Date of earliest event reported: September 23, 2009

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2009, Warner Chilcott plc (“Warner Chilcott”) and certain of its subsidiaries entered into a definitive asset purchase agreement (the “Transaction Agreement”) with LEO Pharma A/S (“LEO”) pursuant to which LEO paid Warner Chilcott $1 billion in cash in order to terminate Warner Chilcott’s exclusive license to distribute LEO’s Dovonex® and Taclonex® products (including products in LEO’s development pipeline) in the United States and to acquire certain assets related to Warner Chilcott’s distribution of Dovonex® and Taclonex® products in the United States. The transaction was approved by the respective boards of directors of Warner Chilcott and LEO, and closed simultaneously with the execution of the Transaction Agreement.

Warner Chilcott used approximately $481.8 million of the proceeds from the transaction to repay the entire remaining balance of the loans outstanding under its senior secured credit facility of $480 million, as well as $1.8 million of accrued and unpaid interest and fees and the senior secured credit facility was terminated.

Warner Chilcott and LEO have each made customary representations, warranties and covenants in the Transaction Agreement. These include, among other things, customary indemnification obligations.

Warner Chilcott and LEO also entered into related transaction agreements at the closing, including an interim distribution agreement and a transition services agreement.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Transaction Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Warner Chilcott or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Transaction Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Warner Chilcott or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by Warner Chilcott.

Item 1.02	Termination of a Material Definitive Agreement

To the extent required by Item 1.02 of Form 8-K, the information contained in or incorporated by reference into Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information contained in or incorporated by reference into Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure

Warner Chilcott intends to provide certain information to investors and is including it in this Current Report pursuant to Regulation FD. Information set forth below is furnished and shall not be deemed to be “filed” under the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act.

The following tables present certain non-GAAP financial measures on a pro forma basis giving effect to the Divestiture, and reconciliations to the most directly comparable GAAP financial measure.

Reconciliations to GAAP Net Income

Cash Net Income

To supplement its unaudited Pro Forma Condensed Consolidated financial statements presented in accordance with US GAAP, the Company has provided a summary to show the computation of cash net income (“CNI”). CNI is defined as the Company’s GAAP net income adjusted for the after-tax effects of two non-cash items: amortization (including impairments, if any) of intangible assets and amortization (including write-offs, if any) of deferred loan costs related to the Company’s debt. The Company believes that the presentation of CNI provides useful information to both management and investors concerning the approximate impact of the above items. The Company also believes that considering the effect of these items allows management and investors to better compare the Company’s financial performance from period-to-period, and to better compare the Company’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with US GAAP.

Warner Chilcott Public Limited Company
Reconciliation of Pro Forma Net Income/(Loss) to Pro Forma Cash Net Income
(in thousands)
(unaudited)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008			Year Ended December 31, 2008
	Historical Warner Chilcott	Divestiture	Warner Chilcott Post Divestiture	Historical Warner Chilcott	Divestiture	Warner Chilcott Post Divestiture	Historical Warner Chilcott	Divestiture	Warner Chilcott Post Divestiture
Net Income/(Loss) as Reported	99,359	(47,755)	51,604	67,226	(40,868)	26,358	(8,357)	(84,961)	(93,318)
+ Amortization and impairment of intangible assets, net of tax	104,435	(10,524)	93,911	96,264	(8,666)	87,598	364,502	(19,183)	345,319
+ Amortization and write-offs of deferred loan costs, net of tax	3,121	(2,619)	502	3,651	(3,136)	515	7,964	(6,779)	1,185

Cash Net Income/(Loss)	206,915	(60,898)	146,017	167,141	(52,670)	114,471	364,109	(110,923)	253,186

Adjusted EBITDA

To supplement its unaudited Pro Forma Condensed Consolidated financial statements presented in accordance with US GAAP, the Company is providing a summary to show the computation of adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) taking into account certain charges that were taken during the periods presented. The computation of adjusted EBITDA is based on the definition of EBITDA contained in the indenture governing the Company’s Senior Subordinated Notes due 2015. The Company believes that adjusted EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, adjusted EBITDA is not a measurement of financial performance under U.S. GAAP, and the Company’s adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider adjusted EBITDA as an alternative to operating or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of our cash flows or as a measure of liquidity.

Warner Chilcott Public Limited Company
Reconciliation of Pro Forma Net Income/(Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008			Year Ended December 31, 2008
	Historical Warner Chilcott	Divestiture	Warner Chilcott Post Divestiture	Historical Warner Chilcott	Divestiture	Warner Chilcott Post Divestiture	Historical Warner Chilcott	Divestiture	Warner Chilcott Post Divestiture
Net Income/(Loss) as Reported	99,359	(47,755)	51,604	67,226	(40,868)	26,358	(8,357)	(84,961)	(93,318)
+ Interest expense, net	33,218	(15,854)	17,364	48,609	(31,503)	17,106	93,116	(58,501)	34,615
+ Provision/(Benefit) for income taxes	18,926	(2,218)	16,708	16,282	(407)	15,875	24,746	(1,044)	23,702
+ Non-cash stock-based compensation expense	5,962	—	5,962	4,005	—	4,005	7,927	—	7,927
+ Depreciation	6,426	—	6,426	6,049	—	6,049	11,275	—	11,275
+ Amortization of Intangible Assets	113,985	(10,739)	103,246	105,750	(8,843)	96,907	223,913	(19,574)	204,339
+ Impairment of Intangible Assets	—	—	—	—	—	—	163,316	—	163,316
+ R&D milestone payments	11,500	—	11,500	—	—	—	2,000	—	2,000

Adjusted EBITDA	289,376	(76,566)	212,810	247,921	(81,621)	166,300	517,936	(164,080)	353,856

Item 8.01	Other Events

On September 23, 2009, Warner Chilcott issued a press release announcing the transaction. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits

2.1	Asset Purchase Agreement dated as of September 23, 2009 among LEO Pharma A/S, LEO Laboratories Ltd., Warner Chilcott plc, Warner Chilcott Company, LLC and Warner Chilcott (US), LLC.

99.1	Press release issued by Warner Chilcott plc on September 23, 2009.

99.2	Unaudited pro forma financial statements.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of Warner Chilcott and are subject to uncertainty and changes in circumstances.

Actual results may vary materially from those expressed or implied by the statements herein due to regulatory review and approval process and changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the business of Warner Chilcott. More detailed information about these factors may be found in the filings by Warner Chilcott with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, as amended. Warner Chilcott is under no obligation to, and expressly disclaims any such obligation to, update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

Date: September 23, 2009	By:	/s/ Paul Herendeen
	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

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